Exhibit 10.3

                                 NEWELL CO.
                         DEFERRED COMPENSATION PLAN
                         --------------------------


                          SECTION 1 - INTRODUCTION
                          -------------------------

        Effective August 1, 1980, Newell Co. ("Company") established a Deferred Compensation Plan ("Plan") for members of its Board of Directors ("Board") and for certain key executives of the Company and its affiliates and subsidiaries. The Plan is amended and restated, effective January 1, 1997, to read as set forth below.

                        SECTION 2 - PLAN PARTICIPANTS
                       ------------------------------

        Each member of the Board, and each employee of the Company or an affiliate who has been approved for participation in the ROA Cash Bonus Plan, effective January 1, 1977, as amended from time to time, or the revised ROI Cash Bonus Plan, as revised effective January 1, 1986, as amended from time to time ("collectively the "Cash Bonus Plans") shall be eligible to be participate in the Plan. Each eligible member of the Board, and each eligible employee who participates in a Cash Bonus Plan, may elect to become a Participant under the Plan by filing the written deferral election described in
   Section 3 below.

                       SECTION 3 - DEFERRAL ELECTIONS
                       ------------------------------

        (a) Each Participant who is a member of the Board may elect to defer annually the established retainer and meeting fee ("Director's Fee"), or a portion thereof, for each month that such individual acts as a member of the Board. Each Participant who is a participant in a Cash Bonus Plan may elect to defer annually the receipt of all or any portion of his bonus award under a Cash Bonus Plan or any other portion of his earnings in excess of his base salary ("Bonus"). Any amount deferred pursuant to the Plan shall be recorded by the Company in a deferred compensation account ("Account") maintained in the name of the Participant, which Account shall be credited on each date for payment of the amount deferred, in accordance with the Company's normal practices, with a dollar amount equal to the total amount deferred as of such date.

        (b) The Company shall furnish each Participant with a statement of his Account no less frequently than annually. The Company shall also credit an Account with earnings on investment of amounts credited to the Account from the date received, pursuant to the provisions of
   Section 4 below, until final distribution of the Account pursuant to
   Section 5 below. The amount a Participant elects to defer under the Plan will remain constant until suspended or modified by the filing of another deferral election with the Company by a Participant in accordance with paragraph (d) below.

        (c) The Vice President, Personnel Relations of the Company shall send to each eligible Participant an election form pursuant to which he may elect to defer all or a portion of his Director's Fee or Bonus as described above. The election form shall specify the amount or percentage of the Director's Fee or Bonus to be deferred. The election form shall be signed by the Participant and delivered to the Vice President, Personnel Relations of the Company prior to January 1 of the calendar year in which the Director's Fee or Bonus to be deferred is otherwise payable to the Participant.

        (d) Deferral elections shall remain in effect from year to year unless written notice to suspend or change a deferral election is submitted to the Vice President, Personnel Relations on or before December 31 of the calendar year prior to the calendar year in which the change is to become effective. Except as provided in paragraph
   (e) below, a new or revised deferral election shall only apply to a Director's Fee or a Bonus otherwise payable to a Participant after the end of the calendar year in which such election is delivered to the Vice President, Personnel Relations. Any deferral election made by a Participant shall be irrevocable with respect to any Director's Fee or Bonus covered by the election, including a Director's Fee or Bonus payable in the calendar year in which the election suspending or changing the prior election is delivered.

        (e) Notwithstanding the preceding provisions of this Section, a deferral election made by a Participant in the calendar year in which he first becomes eligible to participate in the Plan may be made within 30 days after the date on which he initially becomes eligible to participate, and such election shall be effective with respect to a Director's Fee or Bonus earned from after the date such election is delivered to the Vice President, Personnel Relations.

                     SECTION 4 - INVESTMENT OF ACCOUNTS
                     ----------------------------------

        (a) Amounts credited to each Account prior to January 1, 1997, shall earn interest at a rate based on the yield rate of U.S. Treasury Bills as quoted in the Midwest Edition of The Wall Street Journal. Interest rates shall be accrued and compounded quarterly based on the weighted average for the quarter.

        (b) Amounts credited to each Account from and after January 1, 1997, shall earn interest at a fixed rate of 10% per annum. Such interest shall be accrued and compounded quarterly.

                    SECTION 5 - DISTRIBUTION OF ACCOUNTS
                    -------------------------------------

        (a) A Participant may request a distribution of all or any portion of the amount that has been credited to his Account for at least 36 months as of the date such distribution is made to the Participant, including earnings thereon credited pursuant to Section 4 as of the last day of the calendar month prior to the date of distribution. Payment shall be made in a lump sum on the date 12 months after the date such request for distribution is delivered to the Vice President, Personnel Relations of the Company. If a Participant who makes such a request terminates service on the Board, or service with the Company or any affiliate, for any reason, including death, during such 12- month period, such request shall be null and void and of no effect.

        (b) In the written discretion of the Company, and at the written request of a Participant, an amount up to 100% of the amount credited to his Account, including earnings thereon credited pursuant to
   Section 4 as of the last day of the calendar month prior to the date of distribution, may be distributed to a Participant in a lump sum in the case of an "Unforeseeable Emergency," subject to the limitations set forth below. For purposes of this paragraph, an Unforeseeable Emergency is a severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant, loss of the Participant's property due to casualty, or other similar, extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved:

        (i) through reimbursement or compensation by insurance or otherwise;

        (ii) by liquidation of the Participant's assets to the extent the liquidation of such assets would not itself cause severe financial hardship; or

        (iii)     by cessation of deferrals under the Plan.

   Examples of what shall not be considered to be Unforeseeable
   Emergencies include the need to send a Participant's child to college, or the desire to purchase a residence. Withdrawal of amounts because of an Unforeseeable Emergency shall be permitted only to the extent reasonably needed to satisfy the Unforeseeable Emergency.

        (c) Upon the termination of service on the Board, or the termination of employment with the Company and all affiliates, for any reason other than death, a Participant will be entitled to receive distribution of all amounts credited to his Account.

        (d) Upon termination of service on the Board, or termination of employment with the Company and all affiliates, by reason of a Participant's death, all amounts credited to the Participant's Account will be distributed to his beneficiary or beneficiaries last designated by written instrument filed with the Vice President, Personnel Relations of the Company. Each Participant shall designate a beneficiary or beneficiaries, and may change such designation from time to time, pursuant to a written designation filed with the Vice President, Personnel Relations on a form provided by the Company. If no beneficiary or beneficiaries designated by the Participant survives him, the balance credited to his Account as of the date of his death will be paid to his surviving spouse, or if none, to his surviving descendants, per stirpes, or if none, to the legally appointed representative of his estate, or if none is appointed within six months of the date of his death, to his heirs at law pursuant to the laws of the state in which he is domiciled at the date of his death.

        (e) The Company, in its discretion, shall direct distribution of the amounts credited to a Participant's Account, including earnings credited thereon pursuant to Section 4 as of the last day of the calendar month prior to the date of distribution, to a Participant or his beneficiary or beneficiaries pursuant to paragraphs (c) and (d) of this Section, either (i) in a lump sum, or (ii) in installments over a period not to exceed 15 years as the Company shall determine. The Company shall determine the method of distribution, and the number of installments, if any, after considering, but not being bound by, the request of the Participant or his beneficiary or beneficiaries.

        (f) Distributions pursuant to paragraph (e) of this Section shall be made or commence within the ten year period commencing on:

             (i) the date upon which the Participant's service on the Board, or employment with the Company and its affiliates, terminates prior to death; or

             (ii) the date of the Participant's earlier death.

   The Company shall determine the date on which distributions shall be made or commence pursuant to this paragraph (f), after considering, but not being bound by, the request of the Participant or his beneficiary or beneficiaries. Subsequent installments, if any, shall be made on the annual, quarterly or monthly anniversary date, of the first installment as determined by the Company. Each such installment, if any, shall include earnings credited to the balance of the Participant's Account pursuant to Section 4.

        (g) During his period of service on the Board, or with the Company or an affiliate, a Participant will acquire knowledge of the affairs of the Company and its affiliates. Therefore, notwithstanding any other provision of the Plan, if, without the express consent of the Company, a Participant or former Participant accepts employment with, or renders other services to, any entity that is engaged in substantial competition with the Company or any of its affiliates, such Participant's Account shall be paid to him as soon as practicable thereafter in a lump sum.

                        SECTION 6 - CHANGE IN CONTROL
                        -----------------------------

        Notwithstanding any provision of the Plan, or of a Cash Bonus Plan, from and after the effective date of a Change in Control of the Company, each Participant may, at any time prior to his termination of employment with the Company and all affiliates as an employee, or termination of service on the Board, elect to receive payment in a lump sum of the entire balance of his Account held hereunder, including earnings thereon credited pursuant to Section 4 as of the last day of the calendar month prior to the date of distribution. Any such election shall be made by a Participant pursuant to written notice delivered to the Company at least 10 days prior to the requested date of distribution. For purposes of this Section, a Change in Control of the Company shall be deemed to occur on the earliest of:

        (i) The acquisition of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, by any entity, person or group, of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors ("voting stock");

        (ii) The effective time of (A) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or consolidation (other than those who are affiliates of such other corporation) hold less than 80% of the voting stock of the surviving or resulting corporation, or (B) a transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the voting stock; or

        (iii)The election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (A) three directors or (B) directors constituting a majority of the number of directors of the Company then in office.

                         SECTION 7 - ADMINISTRATION
                         --------------------------

        The Plan shall be administered by the Vice President, Personnel Relations of the Company who shall, subject to the express provisions of the Plan, interpret the Plan, proscribe, amend and rescind rules and regulations relating to it, and make such other determinations as he deems necessary and advisable for the administration of the Plan. The decisions of the Vice President, Personnel Relations under the Plan shall be conclusive and binding, and he shall not be liable for any action taken or determination made hereunder in good faith.

                       SECTION 8 - GENERAL PROVISIONS
                      --------------------------------

        (a) The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his designated beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Company or any affiliate. All amounts credited to an Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes it may deem appropriate.

        (b) Whenever a person entitled to a payment under the Plan is under legal disability, or, in the opinion of the Company, is in any way incapacitated so as to be unable to manage his financial affairs, the Company may direct that payment be made to such person's relative by blood or marriage or friend, for the benefit of such person. Any payment made in accordance with the preceding sentence shall be in complete discharge of the Company's obligation to make such payment under the Plan.

        (c) No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and neither the Company nor the benefits payable under the Plan shall be liable in any manner for, or subject to, the creditors, debts, contracts, liabilities, engagements or torts of any such person.

        (d) Any action required or permitted to be taken by the Company under the terms of the Plan shall be taken by affirmative vote of a majority of the members of the Board then in office.

        (e) Establishment of the Plan and coverage of any person hereunder shall not be construed to confer upon any person any legal right to be continued in the employ of the Company or any affiliate.

        (f) All costs and expenses of administration of the Plan will be paid by the Company.

        (g) Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be given:

             1. on the date it is personally delivered to the Vice President, Personnel Relations of the Company at its principal business offices; or three business days after sent by registered or certified U.S. mail, addressed to the Vice President, Personnel Relations, at such address, and

             2. on the date it is personally delivered to any Participant, beneficiary or any other person, or three business days after it is sent by registered or certified U.S. mail, addressed, to such Participant, beneficiary or other person, at his last known address set forth on the records of the Company.

        (h) The Plan shall be construed in accordance with, and governed by, the laws of the State of Illinois.

        (i) In the event of a sale of substantially all of the assets of the Company, or a merger, consolidation or a share exchange involving the Company, all obligations of the Company under the Plan shall be binding on the successor to the transaction.

        (j) Neither the Company nor any employee or agent thereof shall be liable to any Participant, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of the Company or such employee or agent thereof.

        (k) Notwithstanding anything to the contrary contained in the Plan, (i) in the event that the Internal Revenue Service prevails in its claim that amounts credited to an Account, and/or earnings thereon, constitute taxable income to a Participant or his beneficiary for any taxable year of his, prior to the taxable year in which such amounts and/or earnings are distributed to him, or (ii) in the event that legal counsel satisfactory to the Company and the applicable Participant or his beneficiary renders an opinion that the Internal Revenue Service would likely prevail in such a claim, such amounts credited to the Account of such Participant or beneficiary and/or earnings thereon shall be immediately distributed to him. For purposes of this paragraph, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Participant or beneficiary, based upon an opinion of legal counsel satisfactory to the Company and the Participant or his beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction, within the appropriate time period.

                     SECTION 9 - AMENDMENTS TO THE PLAN
                     ----------------------------------

        The Board may amend the Plan at any time, without the consent of the Participants or their beneficiaries; provided, however, that no amendment shall divest any Participant or beneficiary of the credits to his Account, or of any rights to which he would have been entitled, if the Plan had been terminated immediately prior to the effective date of such amendment.

                    SECTION 10 - TERMINATION OF THE PLAN
                    ------------------------------------

        The Board may terminate the Plan at any time. Upon termination of the Plan, distribution of the credits to each Participant's Account shall be made in the manner and at the time heretofore prescribed; provided that no additional credits shall be made to the Account of any Participant following termination of the Plan, other than earnings thereon credited pursuant to Section 4.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this amendment and restatement of the Plan, effective January 1, 1997, on this 27 day of November, 1997.

                                 NEWELL CO.



   By__________________________________________